Exhibit 5.1

September 7, 2010

EXCO Resources, Inc.

12377 Merit Drive, Suite 1700

Dallas, TX 75251

Ladies and Gentlemen:

We have acted as counsel to EXCO Resources, Inc., a Texas corporation (the “Company”), EXCO Services, Inc., a Delaware corporation (“EXCO Services”), EXCO Partners GP, LLC, a Delaware limited liability company (“EXCO Partners”), EXCO GP Partners Old, LP, a Delaware limited partnership (“EXCO Old”), EXCO Partners OLP GP, LLC, a Delaware limited liability company (“OLP GP”), EXCO Operating Company, LP, a Delaware limited partnership (“EXCO Operating”), Vernon Gathering, LLC, a Delaware limited liability company (“Vernon”), EXCO Midcontinent MLP, LLC, a Delaware limited liability company (“EXCOMLP”), EXCO Production Company (PA), LLC, a Delaware limited liability company (“EXCOPA”), EXCO Production Company (WV), LLC, a Delaware limited liability company (“EXCOWV”), EXCO Resources (XA), LLC, a Delaware limited partnership (“EXCOXA”), EXCO Equipment Leasing, LLC, a Delaware limited liability company (“EXCO Leasing”), and EXCO Holding (PA), Inc., a Delaware corporation (“EXCO Holding,” and together with EXCO Services, EXCO Partners, EXCO Old, OLP GP, EXCO Operating, Vernon, EXCOMLP, EXCOPA, EXCOWV, EXCOXA and EXCO Leasing, the “Guarantors”), in connection with the public offering of debt securities of the Company (the “Notes”) and guarantees thereof (the “Guarantees”) by the Guarantors. The Notes and the Guarantees are being registered pursuant to a registration statement on Form S-3 (as amended or supplemented, the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”). The Notes and the Guarantees are to be issued under that form of Indenture (as amended or supplemented, the “Indenture”) filed as Exhibit 4.1 to the Registration Statement and to be entered into by the Company, as issuer, the Guarantors, as guarantors, and Wilmington Trust Company, as trustee (the “Trustee”). The Notes and Guarantees are collectively referred to herein as the “Securities.” The Securities may be issued from time to time pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, in amounts, at prices and on terms to be determined at the time of offering. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

The opinions expressed herein are limited to the (i) the General Corporation Law of the State of Delaware (the “DGCL”), the Delaware Limited Liability Company Act (the “DLLCA”), the Delaware Limited Partnership Act (the “DLPA”) and applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the DGCL, the DLLCA, the DLPA and such provisions of the Delaware Constitution, (ii) the laws of the State of Texas and (iii) the laws of the State of New York, in each case as currently in effect. The Indenture, the Notes and the Guarantees are governed by the laws of the State of New York. We express no opinion as to (i) the subject matter jurisdiction of the United States courts located in Texas to adjudicate any controversy relating to the Indenture, the Notes or the Guarantees or (ii) the enforceability of the choice of New York law or whether any court would give effect to such choice of law.

EXCO Resources, Inc.

September 7, 2010

In connection therewith, we have examined and relied upon the original, or copies certified to our satisfaction, of: (i) the certificate of incorporation and bylaws, certificate of formation and limited liability company agreement, certificate of limited partnership and limited partnership agreement, or similar organizational documents, as applicable, of the Company and each of the Guarantors (each as has been amended to date); (ii) resolutions adopted by the board of directors, managers, member or general partner, as applicable, of the Company and each of the Guarantors with respect to the issuance by the Company of the Notes and the issuance by the Guarantors of the Guarantees; (iii) the Registration Statement and all exhibits thereto; (iv) the Indenture filed as Exhibit 4.1 to the Registration Statement; (v) the form of Notes and (vi) such other documents and instruments as we have deemed necessary and advisable for the expression of the opinions contained herein.

In making the foregoing examinations, we have assumed the genuineness of all signatures, the legal capacity of all individual signatories, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies thereof and the authenticity of the originals of such latter documents. In addition, we have assumed and without independent investigation have relied upon the factual accuracy of the representations and warranties and other information contained in the items we examined. As to all questions of fact material to this opinion, where such facts have not been independently established, and as to the content and form of certain minutes, records, resolutions or other documents or writings of the Company or the Guarantors, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company, the Guarantors or governmental officials.

In connection with this opinion letter, we have assumed that (i) the Registration Statement and any amendment thereto (including post-effective amendments), will have become and at the time hereof and at the time of issuance of any Securities proposed to be offered and sold pursuant thereto, remain effective under the Act, (ii) all Securities to be offered and sold by the Company pursuant to the Registration Statement will be issued and sold in compliance with the applicable federal and state securities laws and in the manner stated in (and in amounts permitted by) the Registration Statement and any applicable prospectus supplement.

We have assumed with respect to all parties to the Indenture and the Securities other than the Company and the Guarantors (each, an “Other Party”) that: (i) each Other Party is a natural person or is an entity other than a natural person that will have the corporate or other power and authority to execute and deliver the Indenture and the Securities and to consummate the transactions contemplated thereby, (ii) each Other Party will have taken all necessary corporate or other action to authorize the execution and delivery by it of the Indenture and the Securities to which it will be a party and the consummation of the transactions contemplated thereby and (iii) each of the Indenture and the Securities will be duly executed and delivered by each Other Party that is a party thereto. In addition, we have assumed that the Indenture will constitute the legal, valid and binding obligation of each Other Party, enforceable against such persons or entities in accordance with its terms.

EXCO Resources, Inc.

September 7, 2010

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that upon (i) due execution and delivery of the Indenture (in the form examined by us) on behalf of the Company, the Guarantors and the Trustee, (ii) final action by the board of directors, managers, member or general partner, as the case may be, or pricing committee thereof, authorizing the issuance of the Securities in accordance with the Indenture, (iii) due authentication of the Securities by the Trustee, and (iv) due execution, issuance and delivery of the Securities against payment of the consideration therefor specified in any applicable underwriting agreement approved by the board of directors, managers, member or general partner, as applicable, of the Company and the Guarantors and otherwise in accordance with the Indenture and such agreement:

(a) the Notes will constitute valid and binding obligations of the Company; and

(b) each Guarantor’s Guarantee will constitute the valid and binding obligation of such Guarantor as to the Notes.

The opinions are subject to the effects of (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium, rearrangement, liquidation, conservatorship or similar laws of general application now or hereafter in effect relating to or affecting the rights and remedies of creditors generally, (ii) provisions of applicable law pertaining to the voidability of preferential or fraudulent transfers and conveyances, (iii) general equitable principles (whether or not such enforceability is considered in a proceeding at law or in equity), concepts of materiality, reasonableness, good faith and fair dealing, conscionability and the discretion of the court before which any proceeding therefore may be brought, (iv) public policy considerations which may limit the rights of parties to obtain certain remedies, and (v) the fact that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

The opinions are also subject to the qualification that certain of the remedial, waiver, and other provisions of the Securities may not be enforceable. However, based upon our judgment we do not believe that such unenforceability will render the Securities invalid as a whole or substantially interfere with the realization of the principal legal benefits to be provided by the Securities, except to the extent of any procedural delay which may result therefrom.

We express no opinion as to (i) the enforceability of provisions of the Securities to the extent that such provisions purport to sever unenforceable provisions from the Securities, respectively, to the extent that the enforcement of the remaining provisions would frustrate the fundamental intent of the parties to such documents; or (ii) the enforceability of any provision in the Securities that purports to appoint an agent for service of process or establish or otherwise affect jurisdiction, venue, evidentiary standards, or limitation periods, or procedural rights in any suit or other proceeding.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we are not admitting that we are within the

EXCO Resources, Inc.

September 7, 2010

category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent. The opinions expressed herein are given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.

Very truly yours,

/s/ Haynes and Boone, LLP

Haynes and Boone, LLP